SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



       --------------------------------------------------

                            FORM 8-K



                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




                          June 21, 1999
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                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
       ---------------------------------------------------
       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
    ----------------        ------------      --------------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                    Tacoma, Washington 98477
       -----------------------------------------------------
            (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code:
                         (253) 924-2345

Item 5.  Other Events

On June 21, 1999, Weyerhaeuser Company issued a press release stating the following:

"Two of North America's largest forest products companies today announced that they have reached an agreement for Weyerhaeuser Company to acquire MacMillan Bloedel Limited in a stock transaction valued at approximately US$2.45 billion (CN$3.59 billion) based on Friday's closing prices of both stocks.

Once the transaction is complete, Weyerhaeuser will become a company with annual sales of approximately $13.3 billion (CN$19.5 billion) and a market capitalization of approximately $16.5 billion (CN$24.2 billion) based on Friday's closing price.

Already the world's largest producer of softwood lumber and market pulp, and the second largest manufacturer of oriented strand board (OSB), the agreement makes Weyerhaeuser one of the top three producers of packaging solutions.

`This is an excellent strategic combination for Weyerhaeuser and its shareholders,' said Steven R. Rogel, Weyerhaeuser chairman, president and chief executive officer. `We have been impressed by the action taken by MacMillan Bloedel's management to improve their operations and the positive way in which their employees have responded. We are acquiring modern and well-maintained manufacturing facilities throughout Canada and the United States that fit naturally with our operations, plus we add some of the highest quality timberlands in Canada and the Southern U.S. to our portfolio. These additions will have an immediate positive effect on our earnings.'

`We believe that this combination will create the powerhouse in the industry,' said Tom Stephens, MacMillan Bloedel president and chief executive officer. `While we were not seeking a merger of this nature, the terms of this agreement provide an attractive premium to our shareholders, plus the opportunity to maintain an interest in the clear leader in the business. The value created for MacMillan Bloedel shareholders is a reflection of the benefits of the restructuring and transformation program underway over the last 18 months. It's a resounding tribute to the hard work and dedication of all MacMillan Bloedel employees.'

The boards of both companies unanimously have approved an agreement that provides MacMillan Bloedel shareholders with 0.28 shares of common stock in Weyerhaeuser, or 0.28 equivalent exchangeable shares in a new Weyerhaeuser Canadian subsidiary, for each MacMillan Bloedel share owned. The exchangeable shares will be issued to Canadian residents who elect to receive such shares and will be exchangeable, on a share-for-share basis, for Weyerhaeuser Company common stock.

Weyerhaeuser intends to account for the transaction as a pooling of interest.

Weyerhaeuser expects to realize approximately US$150 million
(CN$219 million) in annual benefits through savings in transportation and distribution, improving purchasing practices, increasing the balance in its manufacturing system and streamlining operations.

Expected to close this fall, the transaction is subject to normal regulatory approvals in the United States and Canada and court approval in Canada. The transaction also requires a favorable vote by MacMillan Bloedel shareholders.

This transaction adds a significant new chapter to Weyerhaeuser's history as a leading North American company. It has a history of continuous growth and investment that spans nearly 100 years in the United States and 35 years in Canada. Of its 35,000 North American employees, 5,900 currently work for Weyerhaeuser Canada, which is headquartered in Vancouver. Weyerhaeuser currently owns or manages 5.3 million acres of timberland (2.1 million hectares) throughout the United States and has timber licenses on 27 million acres (10.9 million hectares) in Canada. Its North American operations produce pulp, paper, packaging, lumber and structural panels that are sold around the world.

MacMillan Bloedel, which also has a long and distinguished history in North America, currently employs 9,500 people, with 5,500 in Canada, and assets which include:

 .    Three containerboard mills with an annual capacity of 1.1
     million tons and 19 converting facilities with an annual production capability of 8.2 billion square feet of packaging.

 .    Three oriented strand board (OSB) facilities with an annual capacity of 1.1 billion square feet (3/8 basis).  The new
     Saskatchewan OSB mill, currently under construction, will add 570 million square feet (3/8 basis). The agreement also includes two plywood facilities in Eastern Canada and one in Alabama.

 .    Six lumber mills, many producing high value specialty lumber from Western Red Cedar and other specialty grades in B.C., two sawmills in Ontario, one sawmill in Saskatchewan and one in Alabama.

 .    6.9 million acres (2.8 million hectares) of productive
     timberlands, of which 427,500 acres (173,000 hectares) are held in the United States. This includes fee simple ownership of approximately 741,300 acres (300,000 hectares) of forestland.

 .    49 percent ownership of Trus Joist MacMillan (TJM), a
     leading manufacturer of engineered wood products.

 .    31 distribution centers located through the United States
     and Canada.

`We're merging with a company that also has been focusing on improving its operations to enhance shareholder return and employee safety,' Rogel said. `This common focus will allow us to implement this transaction without disrupting similar initiatives currently underway at Weyerhaeuser. We will continue to pursue improvements during the transition process and after the MacMillan Bloedel employees join our company.'

`MacMillan Bloedel's people will be joining one of the world's most highly respected companies that puts a priority on safety and is strongly committed to the environment,' Stephens said. `Weyerhaeuser's long history in Canada, their commitment to the same business and community values that we prize most - and their aggressive growth - will serve our people, customers, communities and shareholders exceptionally well.'

Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. It has offices or operations in 12 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities.

MacMillan Bloedel (TSE: MB; NASDAQ: MMBL) is one of Canada's largest forest products companies with integrated operations in Canada, the United States and Mexico. The products of MacMillan Bloedel and its affiliate companies are marketed throughout the world and include lumber, panelboard, engineered lumber, containerboard and corrugated containers.

This news release contains statements concerning Weyerhaeuser Company's future results and performance, including an estimate of annual benefits from Weyerhaeuser's acquisition of MacMillan Bloedel, that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory and other approvals for the acquisition; the ability of Weyerhaeuser to successfully integrate the two companies, and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings."


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WEYERHAEUSER COMPANY

                                   By   /s/ K. J. Stancato
                                        ----------------------
                                  Its:  Vice President and Controller

Date:  June 22, 1999